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                                                                   EXHIBIT 10.11

             [CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
        AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

                                ADVANCEPCS, L.P.
                    MANAGED PHARMACEUTICAL BENEFIT AGREEMENT
                              CONSUMER CARD PROGRAM

         THIS AGREEMENT (the "AGREEMENT") is made as of July 1, 2001 (the "EFFECTIVE DATE") by and between INTERNATIONAL HEALTH PARTNERS, INC. ("CUSTOMER") and AdvancePCS, L.P., a Delaware limited partnership, together with its affiliates ("ADVANCEPCS"), for the purpose of delineating the terms and conditions under which AdvancePCS will provide certain managed pharmaceutical benefit services to Customer.

1.       DEFINITIONS

         As used in this Agreement, the following terms and phrases, when capitalized, shall have the meanings set forth below.

         1.1. "ADVANCEPCS" shall mean the corporation AdvancePCS and any subsidiaries or affiliates thereof.

         1.2. "BASE SERVICES" means those Services described in Exhibit A--Sections 1, 3A, 4 and such other services listed in Exhibit A hereto which are selected by Customer pursuant to the implementation documents (collectively the "SERVICES").

         1.3. "BENEFITS" means the prescription drug discounts for which Members are eligible pursuant to the Plan.

         1.4. "CHANGE IN LAW" means any change in any Law, or change in the judicial or administrative interpretation of, or adoption of, any Law occurring after the Implementation Date or the date this Agreement is executed, whichever is earlier.

         1.5. "CLAIMS" shall mean claims processed by AdvancePCS in connection with the Plan.

         1.6. "IMPLEMENTATION DATE" means the date on which AdvancePCS begins processing Claims under this Agreement.

         1.7. "LAW" means any federal, state, local or other constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, specified standards or objective criteria contained in any applicable permit or approval, or other legislative or administrative action of the United States of America, or any state or any agency, department, authority, political subdivision or other instrumentality of either thereof or a decree or judgment or order of a court.

         1.8. "MEMBER" means an individual who has been designated by Customer in writing (or by electronic, tape or other means approved by AdvancePCS) to AdvancePCS as eligible for Benefits under the terms of the Plan.

         1.9. "NETWORK PROVIDER" means a provider that has agreed to provide certain pharmacy services to Members in accordance with the terms of its agreement with AdvancePCS.

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         1.10.    "PLAN" means the processing parameters and other information concerning Customer's prescription discount plan, as disclosed by Customer to AdvancePCS pursuant to Section 4.1 hereof, which will be used by AdvancePCS to process Claims under this Agreement.

         1.11. "RECORDS" means any records the parties have regarding the Claims Information in connection with this Agreement.

         1.12.    "SERVICES" shall have the meaning used in Section 2.2.

         1.13. "SYSTEM" means AdvancePCS' proprietary remote electronic claims adjudication process.

2.       STATEMENT OF SERVICES

         2.1. GENERAL. AdvancePCS shall provide Services to Customer under this Agreement under AdvancePCS' "Consumer Card Program" (the "Program"), a pharmaceutical benefit management program pursuant to which a Member pays one hundred percent (100%) of the applicable Network prescription price at the point of sale.

         2.2. SERVICES. AdvancePCS shall provide to Customer the Base Services and such other Services listed in Exhibit A hereto which are selected by Customer (collectively, "SERVICES").

         2.3. ADDITIONAL SERVICES. If (i) Customer requests AdvancePCS to provide services other than the Services, including but not limited to special research projects, reports not included in Services, additional identification cards or other tasks to be specifically performed for or on behalf of Customer, (ii) to initially implement the Plan or to implement changes to the Plan AdvancePCS is required to make system changes, or (iii) AdvancePCS incurs costs or charges necessitated by the acts or omissions of Customer, then, in any event, Customer shall pay to AdvancePCS an additional charge to be mutually agreed upon by the parties in writing before such services ("Additional Services") are provided.

         2.4. COMPLIANCE WITH LAW. Customer acknowledges that AdvancePCS shall have no responsibility to advise Customer regarding Customer's compliance with any applicable federal, state or local law, including, without limitation, the Employee Retirement Income Security Act ("ERISA") and the Americans With Disabilities Act ("ADA"). Upon Customer's request and at its expense, AdvancePCS shall cooperate and take reasonable steps to comply with any Laws applicable to the creation or maintenance of a pharmacy network, including any willing provider Laws. Customer shall furnish AdvancePCS, in a timely manner, all information necessary for such cooperation and compliance efforts.

3.       FEES AND PAYMENT

         3.1. FEES. As consideration for the Services (including, but not limited to, Formulary Services), Customer shall pay to AdvancePCS or shall require Member to pay to AdvancePCS the applicable fees for such Services specified in Exhibit B. [**]






** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[**] AdvancePCS shall invoice Customer for any fees (for services other than
Base Services) monthly, and payment shall be due within twenty (20) days of Customer's receipt of the invoice. Customer agrees to make any necessary disclosures to, and obtain any necessary authorization from, Members as required by Law to properly authorize payment to AdvancePCS.

         3.2. LATE PAYMENTS. If at any time Customer shall fail to pay AdvancePCS on or prior to the due date any amount owing to AdvancePCS hereunder, Customer shall pay to AdvancePCS an amount (the "FINANCE CHARGES") equal to interest on such overdue amount(s) at the Periodic Rate; provided, however, that if the Periodic Rate exceeds the maximum legal rate permitted by Law, the Periodic Rate shall be reduced to the maximum amount permitted by Law.

         3.3. CERTAIN REMEDIES. Notwithstanding Section 9, if at any time Customer shall fail to pay AdvancePCS on or prior to the due date any amount owing to AdvancePCS hereunder, AdvancePCS shall have the right, upon written notice to Customer via facsimile to the facsimile number provided in the Agreement, to (1) suspend performance of any and all of AdvancePCS' obligations under or in connection with this Agreement, including AdvancePCS' obligation to process Claims, (2) immediately advise Network Providers that the AdvancePCS prescription adjudication system is not available in connection with the Plan, (3) apply all or any portion of any security posted by Customer with AdvancePCS to Customer's delinquent account and (4) set off against any amounts otherwise payable to Customer under this Agreement any amounts due from Customer under this Agreement. Customer shall be responsible for all costs of collection and agrees to reimburse AdvancePCS for such costs and expenses, including reasonable attorneys' fees. Nothing in this Agreement shall limit, and the parties agree that in addition to the rights specified in this Section, AdvancePCS shall retain, any and all rights AdvancePCS may have at law, equity or under this Agreement.

         3.4. SECURITY. If at any time and from time to time during the term of this Agreement AdvancePCS shall determine, based on Claims volume, payment record and/or Customer's latest financial information, that there are reasonable grounds for insecurity on the part of AdvancePCS as to the ability of Customer to meet its financial commitments hereunder as they become due, AdvancePCS shall have the right to require Customer to provide security in such amount and form and at such time as AdvancePCS deems necessary. Customer shall provide such security within ten (10) days of AdvancePCS' request. Customer agrees to furnish audited financial statements to AdvancePCS from time to time upon AdvancePCS' request. Such financial statements shall be kept confidential by AdvancePCS and used solely for internal review purposes to determine credit requirements.

4.       CUSTOMER OBLIGATIONS

         4.1. PLAN INFORMATION; MEMBER ELIGIBILITY. Throughout the term of this Agreement, Customer, at Customer's expense, shall provide to AdvancePCS any and all information concerning Customer's Plan and Members needed by AdvancePCS to perform the Services or any Additional Services, including, without limitation, processing parameters







** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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and Member enrollment and eligibility updates. All such information shall be complete and accurate and shall be provided in a format and media approved by AdvancePCS.

         4.2. CONFIRMATION REPORTS. From time to time, AdvancePCS may provide Customer with reports confirming (i) all or some portion of the Plan information submitted to AdvancePCS, (ii) Member enrollment or eligibility data, (iii) Claims or billing activity during a specific period, and/or (iv) any action or actions taken by AdvancePCS in performing Services or Additional Services hereunder. Customer shall review such report and notify AdvancePCS in writing of any errors or objections within twenty (20) days of receipt of the report. Until Customer notifies AdvancePCS of any errors or objections, AdvancePCS shall be entitled to rely on the information contained in the report. If Customer does not notify AdvancePCS of any errors or objections within such twenty (20) day period, the information contained in the report shall be deemed accurate, complete and acceptable to Customer.

         4.3. DRUG CLASSIFICATION/PRICING. Customer agrees to accept the drug average wholesale price source(s) selected by AdvancePCS for purposes of pricing and classifying (e.g., legend vs. over-the-counter, brand vs. generic) drugs in connection with this Agreement.

         4.4. MEMBER AUTHORIZATIONS. Customer represents to AdvancePCS that it has or shall obtain any Member authorizations required by Law, if any, for AdvancePCS to perform the Services or any Additional Services under this Agreement or under any Implementation Document.

         4.5. MARKETING MATERIALS. Customer agrees to use only AdvancePCS' approved marketing brochures and other advertising materials (in any medium) that has been approved by AdvancePCS. Customer agrees to pay a reasonable charge, as established by AdvancePCS, for such materials that are provided by AdvancePCS. AdvancePCS may terminate this Agreement immediately as provided in Section 8.2.6 in the event Customer fails to comply with the provisions of this Section 4.5.

         4.6. COMPLIANCE WITH LAW. Customer agrees to comply with all Laws applicable to its Program, including without limitation insurance licensing, antitrust, consumer protection, and any other Laws that may apply. AdvancePCS shall have no responsibility for determining the applicability or effect of any such Laws.

         4.7. MINIMUM MEMBERSHIP. Customer agrees that at all times during the term of this Agreement, there shall be a minimum of ten thousand (10,000) Members in Customer's Program. If, as of the effective date of this Agreement, there are less than ten thousand (10,000) Members in Customer's Programs, Customer shall have a period of one hundred and twenty (120) days from the effective date to reach the minimum membership as described herein. If, after this Agreement has been in effect for one hundred and twenty (120) days, Customer has not reached the required ten thousand (10,000) minimum number of Members, AdvancePCS may elect to terminate this Agreement pursuant to Section 8.2.7.

         4.8. OTHER OBLIGATIONS OF CUSTOMER. In addition to the obligations of Customer specified in this Agreement, Customer shall satisfy any and all obligations in any exhibits, schedules and attachments hereto or in any Implementation Document.

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         4.9.     INDEMNITY. Customer agrees to indemnify and hold harmless
                  AdvancePCS for, from and against any and all costs, losses or damages AdvancePCS may incur as a result of (i) Customer's failure to perform any of its obligations under this Agreement, (ii) the late receipt of information or the receipt of any inaccurate or incomplete information provided by Customer under Section 4.2, or (iii) any claim by an employee or former employee of Customer or any of its affiliates under any federal, state or local law that protects the rights of such employees or their beneficiaries, including, without limitation, ERISA and the ADA.

5.       USE AND ACCESS TO INFORMATION

         5.1.     USE OF PRESCRIPTION INFORMATION. Subject to the provisions of
                  Section 6 regarding AdvancePCS' proprietary rights, each party shall be entitled to use the information provided to AdvancePCS by Network Providers and Members in connection with Claims ("CLAIMS INFORMATION") in any manner such party deems appropriate; provided, however, that each party shall maintain the confidentiality of such information (including the identity of any Member) to the extent required by applicable Law, and shall refrain from any use of such information for improper employment or other purposes. Each party shall be solely responsible for its own use of the Claims Information, and shall indemnify and hold harmless the other party for, from and against any and all costs, losses and damages incurred by such other party as a result of such use.

         5.2. THIRD PARTY RECORDS REQUEST. If a Member or a Member's agent or designee shall request to review or duplicate any Records, AdvancePCS shall refer such Member to Customer. If AdvancePCS receives a court order, subpoena or governmental request for Records, AdvancePCS may comply with such order, subpoena or request and, if such order, subpoena or request relates to Records of Customer or any Member and not to AdvancePCS' business generally, Customer shall reimburse AdvancePCS for all costs incurred in connection therewith.

6.       INTELLECTUAL PROPERTY

         6.1. PROPRIETARY INFORMATION. Customer acknowledges that in connection with providing Services under this Agreement, AdvancePCS may disclose to Customer certain proprietary or confidential technical and business information, databases, trade secrets, and innovations belonging to AdvancePCS (collectively, "ADVANCEPCS INFORMATION"), the value of which might be lost if the proprietary nature or confidentiality of such AdvancePCS Information is not maintained. Customer hereby agrees to the following provisions:

                  6.1.1. AdvancePCS reserves all rights to the AdvancePCS Information, including the proprietary and novel features contained therein. Customer will not disclose any of the AdvancePCS Information nor will Customer use any of the AdvancePCS Information to benefit itself or others except to the extent expressly authorized hereunder.

                  6.1.2. Customer will treat all such AdvancePCS Information as confidential, will disclose such AdvancePCS Information only to those employees of Customer who have a need to know in order to accomplish the purposes

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                           permitted hereunder and who themselves agree not to
                           disclose it to anyone; will not (except to the extent expressly authorized hereunder) disclose it to anyone outside of Customer; and will not copy or reproduce any written materials or tangible items provided by AdvancePCS unless expressly authorized in writing to do so by AdvancePCS. Customer will take reasonable measures, including, without limitation, all measures it employs with respect to information of its own that it regards as confidential and proprietary, to preserve and protect the confidentiality or proprietary nature of said AdvancePCS Information and to prevent it from falling into the public domain or into the possession of persons not bound to maintain its confidentiality.

                  6.1.3. All written materials, computer programs, manuals and other tangible items disclosed or provided to Customer in any medium are and will remain the property of AdvancePCS. Customer will return all such materials, and all copies thereof, to AdvancePCS when AdvancePCS so requests.

                  6.1.4. Customer shall not be liable for any disclosure or use of any AdvancePCS Information disclosed or communicated by Customer if such AdvancePCS Information is publicly available or later becomes publicly available other than through a breach of this Agreement, or if such AdvancePCS Information is shown by written documentation to be known to Customer on the date of execution of this Agreement. Nothing contained in this Agreement shall prevent Customer from disclosing AdvancePCS Information pursuant to any bona fide subpoena provided that Customer shall give AdvancePCS immediate written notice of any such subpoena so that AdvancePCS may make such objections or otherwise intervene in the appropriate governmental proceedings as it deems proper.

         6.2. FORMULARY. Customer acknowledges that the Formulary contains AdvancePCS proprietary information and agrees that AdvancePCS owns all rights to the Formulary, including but not limited to, rights associated with publication, trade secrets, copyrights, trademarks and patents, and any rights that Customer may have in the Formulary are hereby assigned to AdvancePCS. Accordingly, distributed copies of the Formulary remain the property of AdvancePCS and may be used only for the purposes and transactions contemplated by this Agreement. No copies shall be distributed or disclosed except as reasonably necessary for performance of this Agreement and, in particular, no copy shall be distributed or disclosed to any competitor of AdvancePCS.

         6.3. SECTION 6 REMEDIES. Customer acknowledges that any unauthorized disclosure or use of AdvancePCS Information would cause AdvancePCS immediate and irreparable injury or loss. Accordingly, should Customer fail to comply with this Section 6, AdvancePCS shall be entitled to specific performance including immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages (including attorneys' fees) caused by the breach and to any other remedies provided by applicable law.

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7.       WARRANTY, LIMITATION OF LIABILITY

         7.1. WARRANTY. Customer acknowledges that this Agreement is not a contract for the sale of goods. AdvancePCS shall perform the services to be provided hereunder in a good and workmanlike manner. AdvancePCS does not warrant that the services will be uninterrupted or error-free. EXCEPT AS WARRANTED IN THIS
                  SECTION 7.1, ADVANCEPCS DISCLAIMS ALL EXPRESS AND ALL IMPLIED WARRANTIES OF ANY KIND, INCLUDING THE SUITABILITY FOR ANY PARTICULAR PURPOSE OF THE DATA GENERATED THROUGH ADVANCEPCS'S CLAIMS PROCESSING AND ADJUDICATION SYSTEM.

         7.2. FORCE MAJEURE. AdvancePCS shall be excused from performance hereunder for any period and to the extent that AdvancePCS is prevented from performing any services, in whole or in part, as a result of causes beyond AdvancePCS' reasonable control, including, acts of God, war, civil disturbance, court order, governmental intervention, Change in Law, nonperformance by Customer or any third party, failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and any such nonperformance by AdvancePCS shall not be a default or a ground for termination hereunder by Customer.

         7.3. CHANGE IN LAW. If there occurs any Change in Law which materially alters the rights or obligations of either party under this Agreement, the parties shall equitably adjust the terms of this Agreement to take into account such Change in Law. If the parties are unable to agree upon an equitable adjustment within sixty (60) days after either party notifies the other of such a Change in Law, this Agreement shall terminate.

         7.4. LIMITATIONS. In no event shall AdvancePCS or any of its affiliates, directors, employees, agents, successors or assigns be liable to Customer under or in connection with this Agreement (or any third party claiming rights under or in connection with this Agreement) (i) for the acts or omissions of any providers which, or any pharmacists or provider who, performs any services in connection with this Agreement, or
                  (ii) for any indirect, special, incidental or consequential damages, even if AdvancePCS is informed of their possibility. Furthermore, AdvancePCS shall have no liability for any claim which is asserted by Customer or any third party more than ninety (90) days after Customer or such third party is or reasonably should have been aware of such claim; provided, however, that if Customer has chosen not to receive those reports described in Section 4.2 and/or Exhibit A, AdvancePCS shall have no liability whatsoever for any claim which Customer would have been reasonably aware of if Customer were receiving such reports.

         7.5.     FORMULARY SERVICES.

                  7.5.1. As used herein and in Exhibit A, (i) "MANUFACTURERS" shall mean a pharmaceutical company which has entered into an agreement with AdvancePCS or an affiliate or agent of AdvancePCS to offer discounts for pharmaceutical products in connection with AdvancePCS' Formulary Services and (ii) "REBATES" shall mean, for any period, all rebates, reimbursements or other discounts received under a Manufacturer's discount program with respect to

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                           pharmaceutical products dispensed to a Member under
                           the Plan during such period.

                  7.5.2. Neither party shall be responsible to the other party, its affiliates, directors, employees, agents, successors and permitted assigns for, and each hereby waives, releases and forever discharges the other party from, any and all claims, demands, losses, attorneys' fees, costs, expenses and liabilities of any nature whatsoever, whether or not now existing, known or unknown, suspected or claimed, arising from and Customer agrees that it will require all Members to waive, release, and forever discharge AdvancePCS from any and all claims, demands, losses, attorneys' fees, costs, expenses and liabilities of any nature whatsoever, whether or not now existing, known or unknown, suspected or claimed, arising from:

                           7.5.2.1. any failure by any Manufacturer to pay any Rebate;

                           7.5.2.2. any breach of an agreement related to the transactions contemplated by or otherwise relating to this Agreement by any Manufacturer; or

                           7.5.2.3. any negligence or misconduct of any Manufacturer.

                  7.5.3. Customer acknowledges that "Rebate" shall not include any fees or other compensation paid by a Manufacturer to AdvancePCS for its own account, including without limitation administrative fees not exceeding three percent (3%) of the cost of the pharmaceutical products dispensed to Members, or fees for services rendered or property provided to a Manufacturer (to the extent permitted by this Agreement and applicable
                           Law), which fees shall be retained by AdvancePCS.

                  7.5.4. In addition to those rights to terminate this Agreement specified in Section 8.2, either party shall have the right to terminate Formulary Services and those provisions of this Agreement relating thereto upon written notice to the other party if, after the date of this Agreement, there occurs (i) any Change in Law which materially affects AdvancePCS' ability to perform such Formulary Services or (ii) a substantial change in drug industry practice regarding Rebates which causes the Rebates available under this Agreement for any year, after AdvancePCS exercises diligent efforts to obtain such Rebates, to be less than 80% of the actual Rebates paid or payable for the initial year in which this Agreement is in effect. Such termination shall not operate to terminate this Agreement, and all other provisions of this Agreement shall remain in full force and effect.

                  7.5.5. To the extent that ERISA or any other Law requires any disclosure to or consent from Members regarding Rebates or other discounts on pharmaceutical products, customer acknowledges that it has the sole responsibility for such disclosures to its Members, irrespective of whether it retains or allows AdvancePCS or others to retain all or a portion of such Rebates or discounts.

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8.       TERMINATION OF AGREEMENT

         8.1. TERM. This Agreement shall be in effect subject to the remaining provisions of this Section 8.

         8.2.     TERMINATION. This Agreement may be terminated as follows:

                  8.2.1. By either party, with or without cause, on sixty (60) days' prior written notice to the other, given at any time;

                  8.2.2. By either party if the other party shall default in its performance of this Agreement. The terminating party shall provide the other party thirty (30) days' prior written notice, specifying the nature of the default. Such notice shall not be effective and this Agreement shall not terminate if the other party shall cure that default within the thirty (30) day period;

                  8.2.3. Notwithstanding subsection 8.2.2, by AdvancePCS, on two (2) days' prior written notice to Customer, if Customer shall fail at any time (i) to make any payment required pursuant to this Agreement by the due date, unless Customer shall cure that default within the two-day period, or (ii) to provide or maintain security as required by Section 3.4;

                  8.2.4. By either party immediately on written notice to the other, if the other party shall make an assignment for the benefit of creditors, file a petition in bankruptcy (whether voluntary or involuntary), is adjudicated insolvent or bankrupt, a receiver or trustee is appointed with respect to a substantial part of its property or a proceeding is commenced against it which will substantially impair its ability to perform hereunder;

                  8.2.5. If any court, governmental or regulatory agency shall issue to Customer an order or finding of impairment or insolvency or an order to cease and desist from writing business, written notice thereof shall be given to AdvancePCS by Customer within two (2) business days thereafter and upon receipt of such notice AdvancePCS shall have the option to terminate this Agreement immediately; or

                  8.2.6. By AdvancePCS, immediately on written notice to Customer, if (i) Customer fails to comply with the provisions of Section 4.5 of this Agreement, or (ii) AdvancePCS determines, in its sole discretion, that Customer's Program may not fully comply with all applicable Laws.

                  8.2.7. By AdvancePCS, within sixty (60) day's prior written notice to Customer if Customer fails to meet its minimum number of Members, pursuant to Section 4.7 of this Agreement

         8.3. EFFECT OF TERMINATION. In the event of a termination hereunder:

                  8.3.1. In addition to any and all rights and remedies AdvancePCS may have at law, equity, or hereunder, AdvancePCS shall have the right to notify its Network Providers that the claims adjudication system is no longer available in connection with the Plan; and

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                  8.3.2.   Sections 5, 6 and 7 of this Agreement, and
                           obligations arising under this Agreement prior to the effective date of termination, shall survive termination.

9.       NOTICES

         All notices pertaining to this Agreement shall be in writing and shall be delivered in person, sent by certified mail, delivered by air courier, or transmitted by facsimile and confirmed in writing (sent by air courier or certified mail) to a party at the address or facsimile number shown in this Agreement, or such other address or facsimile number as a party may notify the other party from time to time in accordance with the provisions of this Section. Notices may also be transmitted electronically between the parties, provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification. All notices shall be effective upon receipt.

         Notices to AdvancePCS shall be addressed as follows:

                  AdvancePCS
                  11350 McCormack Road
                  Executive Plaza II, Suite 1000
                  Hunt Valley, MD 21031
                  Attn: Executive Vice President, Client Management Fax No.: (410) 785-2595

         With a copy to the General Counsel at AdvancePCS, 9501 East Shea Boulevard, Scottsdale, AZ 85260-6719 address and the following Fax No.:
         (480) 314-8231.

         Notices to Customer shall be addressed as follows:

                  International Health Partners, Inc.
                  120 Gibraltar Road, Suite 107
                  Horsham, PA 19044
                  Attn: R. Dennis Bowers, Ph.D.
                  Fax No.: (215) 682-7116

10.      MISCELLANEOUS

         10.1. INTERPRETATION; AMENDMENT; COUNTERPARTS. This Agreement, including the exhibits, schedules and attachments, together with the Implementation Documents, constitutes the entire understanding of the parties with respect to the Services and supersedes any and all prior agreements, writings and understandings. This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof. The Article and Section headings contained in this Agreement are for convenience of reference only, and shall not affect the meaning or interpretation of any provision hereof. Except as otherwise stated in this Agreement, this Agreement may only be amended by a writing properly executed by duly authorized representatives of both parties. This Agreement may be executed in several counterparts, all of which taken together shall constitute a single agreement between the parties.

         10.2. BINDING EFFECT; ASSIGNMENT. The Agreement shall be binding on the parties and their respective successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other (which consent shall not be unreasonably withheld); provided, however, AdvancePCS may assign this Agreement, in whole or in part, to any entity that controls, is controlled by, or is under common control with AdvancePCS.

         10.3. INDEPENDENT CONTRACTOR; THIRD PARTIES. The parties to this Agreement are to be considered independent contractors, and they shall have no other legal relationship under or in connection with this Agreement. No term or provision of this Agreement is for the benefit of any person who is not a party hereto (including, without limitation, any Member or broker), and no such party shall have any right or cause of action hereunder.

         10.4. WAIVERS. Any failure by a party to comply with any covenant, agreement or condition herein or in any other agreements or instruments executed and delivered hereunder may be waived in writing by the party in whose favor such obligation or condition runs; provided, however, that failure to insist upon strict compliance with any such covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         10.5. SEVERABILITY. In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part thereof. The remaining provisions shall be construed to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid or illegal to preserve each party's anticipated benefits thereunder.

         10.6. ENFORCEMENT COSTS. If either party institutes an action or proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or proceeding shall be paid all reasonable attorneys' fees and costs to enforce such rights by the other party, such fees and costs to be set by the court, not by a jury, and to be included in the judgment entered in such proceeding.

         10.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to applicable conflict of law rules.




                      [This space intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or agents as of the date first above written.


INTERNATIONAL HEALTH                      ADVANCEPCS HEALTH, L.P.
PARTNERS, INC.                            By: AdvancePCS Health Systems, L.L.C.,
                                          its General Partner

By:    /s/  D. Bowers                     By:    /s/ David George
       ------------------------------            ---------------------------
       R. Dennis Bowers, Ph. D.                  David A. George

Title: President & CEO                    Title: President
       ------------------------------            ---------------------------

Date:  8/22/01                            Date:  9/12/01
       ------------------------------            ---------------------------

                                                                       EXHIBIT A
                                                         DESCRIPTION OF SERVICES


         Below is a listing of services provided under the base administrative fee or available for an additional fee. The services are subject to change from time to time, at AdvancePCS' discretion, as provided in the Agreement. Capitalized terms not defined herein shall have the meanings used in the Agreement.

1.       PHARMACY MANAGEMENT

         A. NETWORK PROVIDERS. Members will have access to Network Providers that (i) have executed Network Provider Agreements required by AdvancePCS (as amended from time to time by AdvancePCS), and (ii) have agreed to perform pharmacy services for Members in accordance with the provider pricing schedule and the Plan. Network Providers may choose not to perform provider services for Members under this Agreement; however, no Network Provider may serve only some Members or provide only certain drugs (unless such Network Provider does not provide such drugs to any persons). AdvancePCS may provide Network Providers with Plan information in such format and media as AdvancePCS deems appropriate for the purpose of assisting such Network Providers in providing Benefits to Members.

         B. PHARMACY HELP DESK AND VOICE RESPONSE UNIT. AdvancePCS will provide assistance to Network Providers through the pharmacy help desk and AdvancePCS' voice response unit during those hours of operation established by AdvancePCS from time to time.

2.       CUSTOMER SERVICE

         AdvancePCS shall make available to Members a toll free customer service number during those hours of operation established by AdvancePCS from time to time. Staff will be available to answer Members' questions on Plan eligibility, Plan guidelines, and status of an identification card order.

3.       ELIGIBILITY SERVICES

         A. IDENTIFICATION CARDS. AdvancePCS will design one identification card layout and provide Customer with a proof of final design layout. Customer shall provide AdvancePCS with camera-ready artwork for the logo or logos that Customer wants to appear on the identification card. All identification cards shall include the AdvancePCS name and logo. For each Member, AdvancePCS will generate standard AdvancePCS cards in such final design.

         B. ELIGIBILITY FILE. Based upon the information provided by Customer to AdvancePCS pursuant to Section 4.1, AdvancePCS shall maintain an eligibility file identifying current Members and certain other information regarding such Members.

4.       CLAIMS PROCESSING

         A. SUBMISSION OF CLAIMS. AdvancePCS will adjudicate Claims submitted by Network Providers to AdvancePCS and process such Claims in accordance with this Section 4A as follows:

                                                                       EXHIBIT A
                                                         DESCRIPTION OF SERVICES

                  - AdvancePCS shall enter into its prescription processing system those portions of the Plan information as are necessary for AdvancePCS to perform automated Claims processing services in accordance with this Agreement (collectively, "PROCESSING PARAMETERS").

                  - AdvancePCS will instruct Network Providers to transmit certain prescription, eligibility, and Plan information to AdvancePCS when the Member presents a Plan identification card, and if the system is unavailable, as soon as possible after the system becomes available.

                  - AdvancePCS will instruct the Network Provider to collect one hundred percent (100%) of the applicable network prescription price from the Member.

5.       DRUG UTILIZATION REVIEW ("DUR")

         A. DUR SERVICES. AdvancePCS will provide its prospective DUR services, in which Network Providers are provided with educational materials and programs regarding topics such as appropriate drug therapy duration, appropriate "dispense as written" frequencies, optimal generic prescribing, appropriate prescribing of selected drug groups, Formulary compliance issues, and such other topics as may be identified through AdvancePCS' Retrospective DUR Program. AdvancePCS will provide its automated concurrent DUR services for POS transactions. These services include, but are not limited to edits relating to drug-drug interactions; therapeutic duplications; insufficient drug doses; excessive drug doses; drug-age conflicts; drug-pregnancy advisories; drug-disease contraindications; late refills; and controlled substance issues.

                  Clinical and quality of care issues detected by the other DUR edits do not result in Claim denial, but result in transmission of a warning or alert message transmitted at the time of dispensing to the pharmacist as part of the Claim response from AdvancePCS. Network Providers are directed to review the alert messages as they are received and to use their professional judgment as to whether action is required.

         B. LIMITATIONS. The information generated in connection with DUR services is intended as an economical supplement to, and not a substitute for, the knowledge, expertise, skill, and judgment of physicians, pharmacists, or other health care providers in patient care. Providers are individually responsible for acting or not acting upon information generated and transmitted through the DUR services, and for performing services in each jurisdiction consistent with the scope of their licenses. AdvancePCS shall not, and is not required by this Agreement to deny Claims or require physician, pharmacist or patient compliance with any norm or suggested drug regimen, or in any way substitute AdvancePCS' judgment for the professional judgment or responsibility of the physician or pharmacist.

                  AdvancePCS' DUR services are highly automated, without any individual review in most circumstances. Any focused professional review would also be based upon automated analysis of Members' profiles. Therefore, the DUR services are necessarily limited by the amount of patient information available to AdvancePCS. Meaningful patient information which may not be available to AdvancePCS includes, but is not

                                                                       EXHIBIT A
                                                         DESCRIPTION OF SERVICES

                  limited to, patient diagnoses, utilization of drugs obtained without utilizing the System or otherwise not included in the patients' profile or Claim data. AdvancePCS shall have no obligation to acquire information concerning any patient beyond the information that is included in Customer's eligibility records or the Claim data submitted by Network Providers in connection with the Plan.

                  AdvancePCS shall update DUR databases on a reasonable basis to reflect changes in available standards for pharmaceutical prescribing; provided, however, no database will contain all currently available information on accepted medical practice or prescribing practices.

6.       MAXIMUM ALLOWABLE COST ("MAC")

         A. MAC LIST. AdvancePCS will use one or more of its proprietary maximum allowable cost pricing schedules ("MAC Lists") to establish an upper limit price for certain multiple-source drugs dispensed under the Plan without regard to the specific Manufacturer whose product is dispensed. The MAC List shall include generic drugs based on their common substitution, bioequivalency rating, and general availability. Customer agrees to accept anyone of AdvancePCS' MAC lists, as amended from time to time in AdvancePCS' discretion, for purposes of pricing and classifying (e.g. brand vs. generic) drugs in connection with this Agreement. Customer acknowledges that certain of AdvancePCS' national provider networks may utilize one or more of AdvancePCS' MAC Lists.

7.       MANAGEMENT REPORTING

         A. STANDARD MANAGEMENT REPORTS. AdvancePCS will provide Customer with AdvancePCS' standard management reports in connection with the Services provided hereunder, which reports may change from time to time at AdvancePCS' discretion. Customer may elect to receive some or all of the standard management reports made available by AdvancePCS.

8.       FORMULARY/REBATE SERVICE

         A. ESTABLISHMENT OF FORMULARY. AdvancePCS shall work with Customer to effect the adoption, distribution and implementation of a drug formulary based on the AdvancePCS formulary (the "Formulary"). AdvancePCS and Customer will use diligent efforts to ensure the prompt adoption and distribution of the Formulary. Charges for AdvancePCS' production and distribution or shipping of Formulary are set forth in Exhibit A.

                  - ADVANCEPCS' CLINICAL FORMULARY AND PRESCRIBING GUIDELINES ("NATIONAL FORMULARY"). For customers adopting AdvancePCS' National Formulary as the Formulary, AdvancePCS shall distribute each edition of the Formulary and updates to its providers.

                  - CUSTOM FORMULARY. For customers utilizing a custom formulary, AdvancePCS will ship the custom formularies to Customer. Customer will use diligent, good faith efforts to ensure the prompt distribution of the formulary and updates to its

                                                                       EXHIBIT A
                                                         DESCRIPTION OF SERVICES

                           chosen providers. The cost of postage and distribution of the Formulary and any subsequent updates thereto or reports hereunder, to Customer's chosen providers, will be borne by Customer. If Customer fails to distribute such formulary updates in a timely manner, Customer shall be liable to AdvancePCS for any loss of Rebates and shall hold AdvancePCS harmless for, from and against the same.

         B. UPDATING OF FORMULARY. AdvancePCS will work with Customer to provide for the annual review, updating, and distribution of the Formulary, to address changes to the Formulary made desirable by changes in the pharmaceutical industry, new legislation and regulations, the experience of Customer and its providers with the Formulary, current medical literature and new recommendations developed by AdvancePCS based on its research and experience.

         C. REBATE RELATED UTILIZATION REVIEW. To obtain Rebates from Manufacturers, AdvancePCS will perform on behalf of Customer, AdvancePCS' Quantum Plus Retrospective DUR program as described in Section 5C.

                  In addition to the Quantum Plus Retrospective DUR Program, AdvancePCS may propose other interventions from time to time which are designed to increase Rebates and/or reduce the costs of Benefits under this Agreement. Customer may decline to allow such interventions, but in such event AdvancePCS shall not be responsible for any loss of economic benefit which results from the failure to implement the proposed interventions.

         D. REBATE CONTRACTS. AdvancePCS will attempt to contract with certain Manufacturers for Rebate programs. Customer acknowledges that whether and to what extent Manufacturers are willing to provide Rebates to Customers will depend upon the Plan design adopted by Customer, and other aspects of Customer's Plan, as well as AdvancePCS receiving sufficient information regarding each Claim submitted to Manufacturers for Rebates.

         E. OTHER REBATE ARRANGEMENTS. With respect to Members covered under this Agreement, Customer will not participate in any other formulary or similar discount during the term of the Agreement and shall not itself create any formulary during the term of the Agreement. Also, with respect to such Members, Customer agrees not to enter into any direct or indirect contracts with Manufacturers for discounts during the term of the Agreement or any extension thereof. Nothing in this section shall prohibit Customer from entering into arrangements with other pharmaceutical management companies offering formulary services after the term of the Agreement.

         F.       REBATES.

                  -        [**]









** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                       EXHIBIT A
                                                         DESCRIPTION OF SERVICES

9.       OTHER SERVICES

         Upon request from Customer, AdvancePCS shall perform the following services for the fees set forth on Exhibit B attached hereto.

         A. CARD REISSUANCE. AdvancePCS shall reissue cards for Members upon request. If cards are reissued to an entire group within a 24-month period, Customer shall pay the fee set forth in Exhibit B.

         B. CAT/BAT TAPES. AdvancePCS will provide Customer with detailed Claim and/or administrative billing information through AdvancePCS' standard claims activity tape ("CAT") and/or billing activity tape ("BAT").

         C. CUSTOMER-SPECIFIC PROGRAMMING. If Customer shall request services or changes to services that require customized programming or systems work, AdvancePCS shall attempt to estimate to Customer the time and cost for completion of such work. If Customer authorizes AdvancePCS to perform such work, Customer shall pay AdvancePCS the cost of performing such work at the programming rate set forth on Exhibit B.

                                                                       EXHIBIT B
                                                             ADMINISTRATIVE FEES

INTERNATIONAL HEALTH PARTNERS, INC.
EFFECTIVE JULY 1, 2001

As consideration for the services selected by Customer pursuant to the Implementation Documents and described in Exhibit A, Customer shall pay to AdvancePCS the fees set forth below:

Base Services - Per Processed POS Claim                             [**]

Services                                                            Fee

AdvancePCS' Rebate Percentage                                       [**]
Card issuance (bulk shipped to Customer)                            [**]/Card
Carrier/Group Rebate Reports on Tape                                [**]/Each
Case-Set Up                                                         [**]/Group
Customer Specific Programming                                       [**]/Hour
CAT/BAT Tapes                                                       [**]/Each

Retail Network Rates:
Brand:     AWP-[**] + [**] dispensing fee
Generic: AWP-[**] + [**] dispensing fee, MAC + [**] dispensing fee or Usual & Customary (U&C)

Tiered Transaction Fees reimbursed to Customer (when a dispensing fee is applied):
1 - 50,000 annual Claims                            =        [**]/Claim
50,001 - 500,000 annual Claims                      =        [**]/Claim
500,001 - 1.0 million annual Claims                 =        [**]/Claim
over 1.0 million annual Claims                      =        [**]/Claim

Note: Charges not identified above will be quoted upon request.

Periodic Rate: Invoices are assessed finance charges at the rate of 1.5% per month on the amounts not paid within terms of the Agreement.

All prices are contingent upon Customer's current Plan design, full adoption of AdvancePCS' Performance Drug List, Member pricing, formulary management and intervention programs, as well as representations made by Customer regarding Member enrollment and utilization of pharmacy services.

Customer shall in all events be responsible for any postage costs or other mailing and handling-related costs incurred by AdvancePCS in connection with the provision of Services or Additional Services.













** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              ADDENDUM TO AGREEMENT
                   FOR ADDITION OF ON-LINE CONNECTION SERVICES
                              (INQUIRY AND UPDATE)

This Addendum dated as of this 16 day of August, 2001 (the "ADDENDUM") is entered into by and between International Health Partners, Inc. ("CUSTOMER") and AdvancePCS Health, L.P., a Delaware limited partnership, as an indirect wholly owned subsidiary of AdvancePCS, a Delaware corporation, together with its affiliates ("ADVANCEPCS").

                                    RECITALS

WHEREAS, AdvancePCS and Customer have entered into that certain Agreement, as amended from time to time, under which AdvancePCS is providing prescription benefit management services to Customer (the "Benefit Agreement"); and

WHEREAS. AdvancePCS and Customer desire to amend the Benefit Agreement to allow AdvancePCS to issue log-on identification numbers ("Log-On IDs") that will permit Customer to make on-line inquiries, and to update portions of Customer's group eligibility, benefit design, coverage, and related data information and, if applicable, to directly input member claims information ("Direct Claims") into AdvancePCS' information system directly from Customer's location on-line, as outlined in Exhibit A, attached hereto.

                                   AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AdvancePCS and Customer agree as follows:

1. AdvancePCS shall make available to Customer the on-line services set forth in Exhibit A (the "Services") only for those blocks of business specifically requested by Customer. AdvancePCS will assign an initial password for each Log-On ID. Within seven (7) calendar days after the initial password has been set, Customer must change the password. Thereafter, Customer is responsible for changing the password to a unique alpha/numeric scheme every thirty (30) days. If the password is not changed within the initial seven (7) day time period, on the eighth
         (8th) calendar day, AdvancePCS will suspend the corresponding Log-On
         ID.

2. Customer may change the Log-On ID list by making an appropriate written or electronic mail request to AdvancePCS. AdvancePCS requires an additional charge for the assignment of more than 25 Log-On IDs.

3. AdvancePCS may modify the Services from time to time at its discretion. AdvancePCS may terminate this Addendum and discontinue Services:

         a.       Upon seven (7) calendar days' prior notice to Customer; or

         b. Immediately in the event Customer's use of the Services is consistently or materially inaccurate or otherwise adversely affects the proper functioning or maintenance of AdvancePCS' information database or if the Customer otherwise breaches the terms of this Addendum or the Benefit Agreement. AdvancePCS shall provide the Services in a good and workmanlike manner, but does not warrant that the Services will be free of interruption. ADVANCEPCS DOES NOT MAKE ANY OTHER WARRANTIES OR

                  REPRESENTATIONS WITH RESPECT TO THE SERVICES PROVIDED PURSUANT TO THIS ADDENDUM, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4. The Services will be available to Customer during those hours of operation as established by AdvancePCS from time to time.

5. AdvancePCS will notify Customer when a password expires. If a Log-On ID is not used for sixty (60) consecutive days, AdvancePCS will suspend the Log-On ID. AdvancePCS will delete from its system any Log-On ID not used for one hundred eighty (180) consecutive days.

6. Customer will comply with all rules AdvancePCS may establish from time to time in connection with the Services. Customer is responsible for all telephone charges or other telecommunication charges incurred by Customer with respect to its use of the Services.

7. Customer is responsible for the accuracy and completeness of any information entered into AdvancePCS' information database by Customer including, but not limited to, Direct Claims, plan design changes, eligibility edits, claim edits, and benefit number or design changes. AdvancePCS may rely on Customer's input information without further corroboration or inquiry. Customer agrees to indemnify AdvancePCS for, from, and against any and all claims, losses, or expenses that may be charged against AdvancePCS that arise, or are alleged to arise, as the result of: (i) AdvancePCS' reliance on Customer input information; (ii) Customer's use of the Services; (iii) Customer's failure to perform or properly perform a Direct Claim Processing Requirement (as defined in Section 8); or (iv) a breach of the representations and warranties contained in Section 11.

8. Customer may, upon the prior written consent of AdvancePCS, be authorized to input Direct Claims into AdvancePCS' information database. If authorized, Customer is responsible for each of the following related tasks with respect to a Direct Claim: (i) receiving the claim form reflecting the Direct Claim (the "Direct Claim Form") from the member; (ii) returning to members any claim requests submitted on ineligible forms; (iii) preparing Direct Claim Forms for microfilming; (iv) microfilming Direct Claim Forms; (v) assigning document numbers to Direct Claim Forms; (vi) batching the Direct Claim Forms; (vii) keying the Direct Claim Forms into AdvancePCS' information database; (viii) resolving Direct Claims; (ix) conducting research necessary on any Direct Claim; (x) retaining any and all documents that evidence the Direct Claims, including the Direct Claim Forms, for such period of time as AdvancePCS is required under the Agreement to retain such or similar documents; and (xi) such other matters as AdvancePCS and Customer may mutually agree upon from time to time (the foregoing clauses (i) through (xi) are collectively called the "Direct Claim Processing Requirements"). AdvancePCS will be responsible for mailing checks, explanation of benefits, and denials to plan members related to Direct Claims after such time as Customer has completed the appropriate Direct Claim Processing Requirements. AdvancePCS shall charge an Administrative Fee (as defined in the Benefit Agreement) for each Direct Claim that Customer processes. If Customer fails to perform or incorrectly or inadequately performs a Direct Claim Processing Requirement, AdvancePCS may, in its sole discretion but without any obligation, perform the Direct Claim Processing Requirement. AdvancePCS will charge Customer a fee for each Direct Claim Processing Requirement that AdvancePCS performs.

9. AdvancePCS has the right to use, reproduce, and adapt all information obtained pursuant to this Addendum, subject to any restrictions imposed by applicable law.

10. In connection with the Services, Customer may have access to information regarding AdvancePCS' business or its customers and to other proprietary or confidential technical and business information, databases, trade secrets, and innovations (collectively, the "AdvancePCS Information"), the value of which might be lost if the proprietary nature or confidentiality of the AdvancePCS Information is not maintained. AdvancePCS reserves all rights to the AdvancePCS Information, including the proprietary and novel features contained therein. Customer agrees: (i) to treat al1 AdvancePCS Information with confidentiality and to not disclose any AdvancePCS Information to any third party or to any of its employees without a job-related need; and
         (ii) to refrain from using any AdvancePCS Information for any purpose other than the purpose described in Section 1 of this document. Customer will take reasonable measures, inc1uding, but not limited to, all measures it employs with respect to information of its own that it regards as confidential and proprietary, to preserve and protect the confidentiality or proprietary nature of the AdvancePCS Information and to prevent it from falling into the public domain or into the possession of persons not bound to maintain its confidentiality. In addition to the foregoing, Customer further agrees that the compilations of information contained in the systems to which the Log-On ID will provide access, including the AdvancePCS Claims adjudication system, all print-outs and copies therefrom, and any prior and future versions thereof by any name, and in all other databases developed by AdvancePCS or its designees in connection with performing drug benefit and utilization review services are the property of AdvancePCS and may be protected by copyright owned by AdvancePCS. The databases may not be used, reproduced, or disclosed to any third party, in whole or in part, without prior written permission from AdvancePCS. Customer acknowledges that any unauthorized disclosure or use of AdvancePCS Information would cause AdvancePCS immediate and irreparable injury or loss. Accordingly, should Customer fai1 to comply with this
         Section 10, AdvancePCS will be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing this Addendum, and to a judgment for damages (including attorneys' fees) caused by the breach, together with any other remedies provided under applicable law.

11. Customer represents and warrants to AdvancePCS that: (i) it has lawfully obtained any and all information that it inputs into AdvancePCS' information database; and (ii) prior to receiving, reviewing, or using any information provided through AdvancePCS' information database pursuant to the Services, Customer shall have received appropriate authorizations from the members if required by applicable law.

12. Except as specifically amended hereby, all provisions of the Benefit Agreement shall remain in full force and effect. Except as expressly provided herein, all capitalized terms used in this Addendum shall have the meaning set forth in the Benefit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the date first set forth above.





                                       ADVANCEPCS HEALTH, L.P.
                                       By: AdvancePCS Health Systems, L.L.C.,
                                       its General Partner

/s/ D. Bowers                          /s/ David George
------------------------------         -------------------------------
R. Dennis Bowers, Ph.D.                David A. George


President & CEO                        President
------------------------------         -------------------------------
Title                                  Title

8/22/01                                9-12-01
------------------------------         -------------------------------
Date                                   Date